Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Completes Acquisition of
Albemarle Polyolefin Catalysts Business

COLUMBIA, Md., Apr. 03, 2018 (GLOBE NEWSWIRE) -- W. R. Grace & Co. (NYSE:GRA) today completed the $416 million acquisition of the Polyolefin Catalysts business of Albemarle Corporation (NYSE: ALB).

The acquired business primarily develops and manufactures proprietary and custom-manufactured single-site catalysts as well as metallocenes and activators used in the production of plastic resins. The transaction also includes a comprehensive series of highly optimized Ziegler-Natta catalysts for polyethylene production.

The acquisition includes production plants in Baton Rouge, LA and Yeosu, South Korea; R&D and pilot plant capabilities; and an extensive portfolio of intellectual property.

Over the last 5 years, Grace has invested well over $1 billion to create a leading position in polyolefin catalysts and process technology. The company now has the broadest portfolio of polyolefin catalyst technologies of any catalysts producer.

“This acquisition significantly enhances our position in the fastest growing polyethylene segment and fills out our polyolefin catalysts portfolio,” said Grace Chairman and Chief Executive Officer Fred Festa. “With the rising demand for sophisticated resins, Grace is committed to growing this business by investing in single-site catalysts technologies to fully support our global polyethylene manufacturing customers.”

“We are very pleased to welcome the approximately 175 employees, including commercial, R&D, and operating professionals, who run this business today,” said Al Beninati, President of Grace’s Specialty Catalysts business. “The combination of talent, technology, and manufacturing capabilities strengthens our team and aligns directly with our strategy to provide our customers the most advanced technologies in the market today.”

Grace addressed the financial impact of the acquisition during an investor call on Dec. 15, 2017, the transcript of which is available on the company’s website under, “Investors.”

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments-Catalysts Technologies and Materials Technologies-provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,700 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

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Forward-Looking Statements

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology and cost reduction initiatives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in

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Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; uncertainties related to Grace’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and to hire or retain key personnel; natural disasters such as storms and floods; changes in tax laws and regulations; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as indications of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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